UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant ☐

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☒           Preliminary Information Statement
☐           Confidential, for Use of the SEC Only (as permitted by Rule 14c-5(d)(2))
☐           Definitive Information Statement

AMERICAN LIBERTY PETROLEUM CORP.
_______________________________________________________
(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
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AMERICAN LIBERTY PETROLEUM CORP.
4900 California Ave., Tower B-120
Bakersfield, CA 93309

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

To our Stockholders:

This Information Statement is furnished by the Board of Directors of American Liberty Petroleum Corp., a Nevada corporation (the “Company” or “ALP”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on January 3, 2011, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform our stockholders that on January 24, 2011, holders of a majority of the voting capital stock of the Company acted by written consent in lieu of a special meeting of stockholders to authorize and approve the merger of True American Energy Corporation, a Nevada corporation (“TAEC”), a wholly-owned subsidiary of the Company, with and into Keyser Resources, Inc., a Nevada corporation (“Keyser”), with Keyser being the surviving corporation. The Company will receive a combination of cash consideration and securities of Keyser as consideration for its shares of TAEC in the merger. The merger of TAEC with and into Keyser constitutes the sale of substantially all of the assets currently held by the Company to Keyser.  The merger will not be effective until at least 20 days after the initial mailing of the definitive Information Statement.

No action is required by you. The accompanying Information Statement is furnished to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Information Statement is being mailed to you on or about January __, 2011.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE MERGER OF TAEC WITH AND INTO KEYSER, WITH KEYSER BEING THE SURVIVING CORPORATION.  THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE TRANSACTION UNDER APPLICABLE LAW, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

Alvaro Vollmers
Secretary

Bakersfield, CA
January —, 2011

AMERICAN LIBERTY PETROLEUM CORP.
4900 California Ave., Tower B-120
Bakersfield, CA 93309

INFORMATION STATEMENT

INTRODUCTORY STATEMENT

American Liberty Petroleum Corp. is a Nevada corporation with its principal executive offices located at 4900 California Ave., Tower B-120, Bakersfield, CA 93309.  Our telephone number is (661) 377-2911.  This Information Statement is being sent to our stockholders by the Board of Directors to notify them about action that the holders of a majority of our outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on January 24, 2011, in accordance with the relevant sections of the Nevada Revised Statutes, by stockholders of the Company who own in excess of the required majority of our outstanding common stock necessary for the adoption of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or before January —, 2011, to the holders of record on January 3, 2011 (the “Record Date”) of the outstanding shares of our common stock.  Any matters that are subject to approval of the stockholders will not be completed until at least 20 days after the initial mailing of this Information Statement.  This Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE MERGER OF TAEC WITH AND INTO KEYSER.  THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE TRANSACTION, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

GENERAL INFORMATION

On January 24, 2011, the Company’s Board of Directors unanimously approved a series of transactions that will result in the sale of substantially all of the assets of the Company. Stockholders holding more than 50% of the votes entitled to be cast with respect to the approval of those transactions have adopted resolutions authorizing the Company to complete them. The sale will be accomplished as follows:

•	TAEC, a wholly-owned subsidiary of the Company, will merge with and into Keyser Resources, Inc., a Nevada corporation (“Keyser”), with Keyser being the surviving corporation (the “Merger”);
•
In the Merger, the Company will exchange all of the shares of common stock, $1.00 par value, of TAEC (the “TAEC Common Stock”) for merger consideration consisting of cash payments and securities of Keyser;

•
Because TAEC holds, as successor-in-interest to the Company, that certain Option Agreement dated May 11, 2010 (the “Option Agreement”) between Desert Discoveries, LLC, a Nevada limited liability company (“Desert Discoveries”), and the Company (then known as “Oreon Rental Corporation”), as amended, the Option Agreement will be owned by Keyser after the Merger, with Keyser assuming the rights, duties and obligations of the Company under the Option Agreement; and

•	After the Merger, the Company will redeem the securities owned by two of the Company’s stockholders in exchange for a portion of the securities of Keyser received as merger consideration.

After the consummation of the transactions described above, the Company will be a minority shareholder of Keyser, the surviving corporation in the Merger.

Under Nevada law, stockholders holding at least a majority of the shares of Common Stock of the Company must approve the sale of all or substantially all of the assets of the Company. Therefore, stockholder approval is necessary for the Merger, which will effectively transfer the Option Agreement from the Company to Keyser.

Our authorized stock consists of 450,000,000 shares of common stock, $.00001 par value per share (the “Common Stock”).  Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. As of January 3, 2011, there were 93,637,500 shares of Common Stock issued and outstanding. On January 24, 2011, four (4) stockholders holding 57,937,500 shares, or 61.9%,  of the issued and outstanding shares of Common Stock executed and delivered a written consent that adopted resolutions authorizing the Company to complete the merger of TAEC and Keyser as approved by the Board of Directors.

The Company’s obligation to complete the transaction described herein is subject to (i) the filing and delivery of this Information Statement as provided under Section 14 of the Securities Act, (ii) the consent of Desert Discoveries under the Option Agreement (which has been obtained), and (iii) the completion of any related waiting periods.  The Company will complete the transactions as soon as possible after the 20th day following delivery of the Information Statement to the stockholders of the Company, in accordance with Section 14 of the Securities Act. When all necessary approvals have been obtained by both the Company and Keyser, and all waiting periods have expired, the Company and Keyser will jointly cause the Articles of Merger to be filed in the Office of the Secretary of State of Nevada.

SUMMARY TERM SHEET

This summary highlights selected information from this Information Statement and may not contain all of the information that is important to you. To understand the proposed transaction fully, and for a more complete description of the legal terms of the Merger Agreement, you should carefully read this entire Information Statement, the annexes attached to this Information Statement and the documents referred to or incorporated by reference in this Information Statement. We have included section references in parentheses to direct you to the appropriate place in this Information Statement for a more complete description of the topics presented in this summary. In this Information Statement, the terms “Company,” “ALP,” “we,” “us” and “our” refer to American Liberty Petroleum Corp.

Parties to the Transaction:

Company:  American Liberty Petroleum Corp., a Nevada corporation initially incorporated on October 16, 2008, was formerly known as “Oreon Rental Corporation.” The Company changed its focus in 2010 to that of an independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties by acquiring leases to be held as a non-operator, and developing those leases through joint ventures with oil and gas companies having exploration and development expertise.  The Company’s only material asset is its interest in the Option Agreement, which is held by its wholly owned subsidiary, TAEC. The Company’s Common Stock is traded on the OTCBB under the stock symbol “OREO”.

TAEC:    True American Energy Corporation is a Nevada corporation initially incorporated on October 15, 2010, with its principal offices at 4900 California Ave., Tower B-120, Bakersfield, CA 93309.  Its phone number is (661) 377-2911.  TAEC is a wholly-owned subsidiary of the Company. TAEC has not engaged in any business activities to date, and was formed to engage in the transactions described herein.    No shares of TAEC Common Stock are registered under the Securities Act.

Keyser:   Keyser Resources, Inc. is a Nevada corporation initially incorporated on November 26, 2007.  Its principal office is located at 4900 California Ave., Tower B-120, Bakersfield, CA 93309. Its phone number is (661) 377-2911. The Company is currently in the business of developing the mineral interests of a property that it acquired in British Columbia, Canada.  Shares of the common stock, $.001 par value per share, of Keyser (“Keyser Common Stock”) are traded on the OTCBB under the stock symbol “KYSR”.

Summary of the Transaction:

Purpose of the Transaction:  The purpose of the Merger of TAEC with and into Keyser is to effect the sale of the Company’s interests in the Option Agreement to Keyser. For a more complete discussion, see “Principal Features of the Transaction” below.

Merger:  The sale of the Option Agreement to Keyser will be accomplished by the Merger of TAEC with and into Keyser, such that Keyser is the surviving corporation. The Company will exchange all of its shares of TAEC Common Stock for merger consideration valued at approximately $900,000, consisting of a combination of cash consideration (the forgiveness of debt and future payments under a new note) and securities of Keyser.

Related Matters:  Immediately after the Merger is completed, the Company intends to redeem all of the shares of  Common Stock owned by two of the Company’s stockholders in exchange for a portion of the shares of Keyser Common Stock and other securities received as merger consideration.  As a result of the redemption, those two stockholders will no longer hold equity interests in the Company, and the percentage of Keyser Common Stock owned by the Company will decrease from 22.2% to 5.2%.  The two stockholders are Desert Discoveries, which entered into the Option Agreement with the Company, and New World Petroleum Investments, Inc. (“New World”), which provided substantially all of the funding for the payments made to date under the Option Agreement.  New World advised the Company in October 2010 that it was not willing to make any further investments in the Company at that time, with respect to the Option Agreement or otherwise; however, Keyser has indicated in its public filings that New World has committed to make additional investments in Keyser that will allow Keyser to make all remaining payments due under the Option Agreement.  New World and Desert Discoveries have each executed redemption agreements with the Company in which they have committed to sell all of the shares of Company Common Stock owned by them, in exchange for 1,142,845 shares and 118,734 shares of Keyser Common Stock, respectively.

Option Agreement.  The Option Agreement between the Company and Desert Discoveries was executed on May 11, 2010.  Under the Option Agreement, Desert Discoveries granted the Company an option to purchase its interest in five oil and gas leases located in Nevada, subject to the Company’s performance of its obligations under the Option Agreement. The Company has contributed the Option Agreement to TAEC, is wholly-owned subsidiary.  TAEC has assumed all the rights, duties and obligations of the Company under the Option Agreement.  See “Principal Features of the Transaction – Description of the Option Agreement” below.

Required Consent.  Desert Discoveries has consented to the assignments of the Option Agreement made in connection with the Merger, as required under the terms of the Option Agreement.

Merger of TAEC with and into Keyser.

Merger:  TAEC will merge with and into Keyser, such that Keyser will be the surviving entity. The Merger is more fully described in “Principal Features of the Transaction - Agreement and Plan of Merger” below.

Effect of the Merger on Stock of TAEC:  All issued and outstanding shares of TAEC will be automatically canceled and converted into the right to receive the merger consideration described below.

Merger Consideration:  The Company will receive merger consideration that our Board of Directors values at approximately $900,000 (“Merger Consideration”), consisting of (a) 1,647,142 shares of Keyser Common Stock, valued at $200,000, and a Warrant (the “Warrant”) to purchase 123,077 shares of Keyser Common Stock (the “Common Stock Consideration”) and (b) $700,000 in cash consideration (the forgiveness of debt and future payments under a new note) (the “Cash Consideration”). The Cash Consideration will be paid by (a) Keyser treating as paid in full all amounts due under that certain promissory note in the original principal amount of $290,000 executed by the Company and payable to the order of Keyser dated December 6, 2010, and all amounts due under that certain promissory note in the original principal amount of $200,000, executed by the Company and payable to the order of Keyser dated January 7, 2011, and (b) the issuance by Keyser of a new Promissory Note in the original principal amount of $210,000, made payable to the order of the Company.  Immediately after the Merger and the redemption of shares held by Desert Discoveries and New World, the Merger Consideration will constitute substantially all of the assets of the Company.

Effective Time: The Merger will become effective on the filing of the Articles of Merger with the Secretary of State of Nevada (the “Effective Time”).  These filings are anticipated to be made as soon as practicable after fulfilling the notice requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and FINRA requirements to be fulfilled by Keyser.

Effect of Merger: At the effective time of the Merger, TAEC will cease to exist as a separate company. Keyser, as the surviving corporation, will possess all of the assets, liabilities, rights, and powers of TAEC and Keyser. In particular, Keyser will own the Option Agreement.

Redemption of Company Common Stock Held by Certain Stockholders. After the Merger, the Company will redeem all of the shares of Common Stock owned by Desert Discoveries and by New World.  In exchange for the shares of Common Stock being redeemed, each of Desert Discoveries and New World will receive a portion of the Keyser Common Stock received by the Company as Merger Consideration.  See “Principal Features of the Transaction – Redemption of Company Common Stock Owned by Certain Stockholders” below.   Desert Discoveries will also be assigned the Company’s rights under the Warrant in redemption of its warrants to purchase shares of Common Stock of the Company.

Approval of the Transactions.  The Merger and the redemption transaction have been approved by the sole director of the Company, acting by written consent in lieu of a special meeting on January 24, 2011.  Stockholders holding at least a majority of the issued and outstanding shares of Company Common Stock have also approved the matters requiring stockholder approval under Nevada law. See “Stockholder Approval”.

Effective Time of the Transactions. Although the transactions described in this Schedule 14C have been approved by the Boards of Directors of the parties involved, and the stockholders of the Company, the consummation of the transactions are subject to  (i) the filing and delivery of this Information Statement under Section 14 of the Securities Act to all of its stockholders, (ii) the consent of Desert Discoveries under the Option Agreement (which has been obtained), and (iii) the completion of any related waiting periods.  Keyser must also obtain the approval of its stockholders, and comply with applicable FINRA requirements and waiting periods.  The Company will complete the transactions as soon as possible after the 20th day following initial mailing of the Information Statement to the stockholders of the Company. When all necessary approvals have been obtained by the Company and Keyser, and all waiting periods have expired, the Company and Keyser intend to promptly cause the Articles of Merger to be filed in the Office of the Secretary of State of Nevada.

FORWARD-LOOKING INFORMATION

Certain statements included in this Information Statement regarding the Company,  TAEC and Keyser which are not historical facts, are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company, TAEC and/or Keyser. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are intended to identify such forward-looking statements. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

PRINCIPAL FEATURES OF THE TRANSACTION

Option Agreement.

Description of Option Agreement.   Under the Option Agreement, Desert Discoveries granted the Company an option to purchase its interest in five oil and gas leases located in Nevada (the “Assets”), subject to the Company’s performance of its obligations under the Option Agreement.  The execution of the Option Agreement was disclosed on the Company’s Current Report on Form 8-K filed on May 17, 2010, which is incorporated by reference into this Schedule 14C. At the time it was signed, the Company’s right to exercise the Option was subject to it performing its obligations under the Agreement, including the payment of fees totaling $900,000 to be paid according to an installment schedule set forth in the Agreement. The Option Agreement requires Desert Discoveries, or its agent, to use $600,000 of such funds for the development of the Assets acquired upon the exercise of the Option. The Purchase Price for the Assets is $100,000 (the “Purchase Price”), due on or before March 4, 2011, unless such date is extended as provided in the Option Agreement.

In addition to the fees to be paid to Desert Discoveries, the Company issued 1,500,000 shares of its Common Stock (the “Option Shares”), to Desert Discoveries along with a warrant to purchase 1,600,000 shares of Common Stock for $0.75 per share, at any time until May 11, 2015. The shares of Common Stock to be issued to Desert Discoveries were not registered under the Securities Act, or any state securities laws, and are subject to all applicable restrictions on sale under such laws.  The shares of Common Stock and the warrants are subject to the following restrictions on transfer and exercise, respectively:

500,000 of the Option Shares became transferrable, and 500,000 of the warrants became exercisable, on July 4, 2010;

500,000 of the Option Shares became transferrable, and 500,000 of the warrants became exercisable, on January 4, 2011; and

500,000 of the Option Shares shall become transferrable, and 600,000 of the warrants shall become exercisable, on July 4, 2011.

To date, the Company has paid all the payments required under the Option Agreement to maintain its right to exercise the Option, except for the Purchase Price. Currently, the Company does not have the funds to pay the Purchase Price.  Keyser has indicated that it has sufficient funds in order to pay the Purchase Price, if the Merger is completed.

The Company has obtained the consent of Desert Discoveries to the contribution of the Option Agreement to TAEC and to the Merger, as required by the Option Agreement.

Agreement and Plan of Merger.  The Board of Directors has approved a form of Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which TAEC will be merged with and into Keyser. Under the Merger Agreement and applicable provisions of the Nevada Revised Statutes (the “NRS”), when the Merger becomes effective:

•	TAEC will merge into Keyser, with Keyser being the surviving entity, and the separate existence of TAEC will cease.
•
The surviving corporation will be governed by the Amended and Restated Articles of Incorporation of Keyser, which, among other things, provide that the name of the surviving corporation will be “True American Energy Corporation”.

•	The surviving corporation will continue to be governed by the bylaws of Keyser.
•	The surviving corporation will immediately assume title to all property owned by TAEC immediately prior to the Merger, including the Option Agreement.
•	The surviving corporation will assume all the liabilities of TAEC, including its obligations to pay the Purchase Price due under the Option Agreement.

•	The officers and directors of the surviving corporation will be the officers and directors of Keyser at the Effective Time. Currently, Alvaro Vollmers is the sole officer and director of Keyser.

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval, by the consent of the Board of Directors of TAEC and the Board of Directors of Keyser. The Boards of Directors of TAEC and Keyser may amend the Merger Agreement, but after the Merger Agreement has been approved by the stockholders of Keyser, it may not be amended to (1) alter or change the manner or basis of exchanging TAEC Common Stock for Merger Consideration, in whole or in part, or (2) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the stockholders of TAEC or Keyser.

The Merger Agreement contains customary representations and warranties of TAEC, the Company, and Keyser for transactions of this type. The Merger Agreement also states that the Merger will not occur unless certain conditions precedent are satisfied. The conditions precedent include that all representations and warranties of the other parties to the Merger Agreement must be true and correct at the time of closing, unless waived by the applicable party, and that each party has complied in all material respects with its obligations under the Merger Agreement.  In addition, the parties must have obtained all requisite consents from any and all public or governmental authorities having jurisdiction over the Merger, including the SEC, FINRA and the Secretary of State of Nevada.

Effect of the Merger on Stock of Constituent Corporations.  At the Effective Time of the Merger, all issued and outstanding shares of TAEC will be automatically canceled and converted into the right to receive the Merger Consideration. Because the Company owns all of the issued and outstanding shares of TAEC Common Stock, the Company will receive all of the Merger Consideration.  All issued and outstanding shares of Keyser Common Stock will be automatically converted into shares of common stock of the surviving corporation.

Merger Consideration. In exchange for the shares of TAEC Common Stock owned by the Company in the Merger, the Company will receive Merger Consideration that our Board values at $900,000, consisting of the Common Stock Consideration and (b) the Cash Consideration.  See “Summary of the Transaction – Merger Consideration” above. The Promissory Note issued as part of the Cash Consideration will provide that interest will accrue at the rate of five percent (5%) per annum, with all principal and accrued interest thereon due and payable in twelve (12) equal monthly installments of principal and interest, beginning the last day of the first full calendar month following the effective date of the Merger.

The Merger Consideration to be obtained by the Company reflects amounts paid by the Company under the Option Agreement as of the date of the Merger Agreement.

Neither the shares of Keyser Common Stock nor the Warrant issued as Common Stock Consideration will be registered under the Securities Act or the securities laws of any state. Accordingly, the shares of Keyser Common Stock and the Warrant issued as Common Stock Consideration will be subject to restrictions on transfer under those laws.

Immediately after the Merger, the Merger Consideration will constitute substantially all of the assets of the Company.

Redemption of Company Common Stock Owned by Certain Stockholders. New World currently owns 14,437,500 shares of Common Stock, constituting 15.4% of the issued and outstanding shares of the Company. New World also holds five (5) warrants to purchase up to 12,250,000 shares of Common Stock, which expire on various dates in 2013. Promptly after the Merger Consideration is received by the Company, the officers of the Company will cause the Company to redeem all of the shares of Common Stock owned by New World. In redemption of its shares of Common Stock, the Company will transfer to New World 1,142,845 shares of Keyser Common Stock received as Common Stock Consideration. The Company also intends to redeem the warrants held by New World for cash, upon terms to be agreed upon by the Company and New World.

Desert Discoveries currently owns 1,500,000 shares of Company Common Stock, constituting 1.6% of the issued and outstanding shares of the Company, and warrants to purchase an additional 1,600,000 shares of Company Common Stock.  See “Description of the Option Agreement” above. In redemption of its shares of Company Common Stock, the Company will transfer to Desert Discoveries 118,734 shares of Keyser Common Stock received as Common Stock Consideration.

Desert Discoveries will also receive the Warrant to purchase shares of Keyser Common Stock in redemption of its warrants to purchase shares of Company Common Stock. Desert Discoveries currently owns warrants to purchase 1,600,000 shares of Company Common Stock, which vest according to the schedule described in “Principal Features of the Transaction – Option Agreement” above. These warrants will be exchanged for the Warrant to purchase 123,077 shares of Keyser Common Stock upon a similar vesting schedule.

After the redemption, neither New World nor Desert Discoveries will own any shares of Company Common Stock, or warrants to purchase shares of Company Common Stock.

Implications of the Merger and the Redemption of Company Common Stock for the Company.After the redemption of the Company Common Stock owned by New World and Desert Discoveries described above, all remaining shares of Keyser Common Stock received as Common Stock Consideration will remain the property of the Company. Consequently, immediately after the redemption of the Company Common Stock owned by New World and Desert Discoveries, the Promissory Note and the remaining 385,563 shares of Keyser Common Stock owned by the Company will constitute substantially all of the assets of the Company.

The Company will be a minority stockholder of Keyser, owning approximately 5.2% of the issued and outstanding shares of Keyser Common Stock based on Keyser’s most recent filings with the SEC.  Because the shares of Keyser Common Stock to be owned by the Company are restricted shares, the Company anticipates that it will remain a stockholder at least until the restrictions on transfer have expired, or the Company is able to otherwise transfer the shares.

Because the Company will no longer own the Option Agreement, the Company’s management anticipates that it will pursue other business opportunities for the acquisition and development of oil and natural gas interests.  However, the Company’s management has no current business plan or prospects with regards to the post-transaction period.

The Company will continue to be a publicly-held corporation, with its common stock quoted on the OTC Bulletin Board under the stock symbol “OREO”. The Company will continue to file periodic and other reports required to be filed pursuant to the Exchange Act.

After the redemption, Mr. Vollmers, the sole officer and director of the Company, will own 13.5% of the issued and outstanding shares of Company Common Stock.  The percentage of issued and outstanding shares of Company Common Stock owned by holders of the Company’s registered shares will increase from 38.1% to 45.9%.

Approval by the Company Board of Directors. After careful consideration, on January 24, 2011, the sole director of the Company approved the Merger acting by written consent in lieu of a special meeting. In reaching his decision, our sole director evaluated a variety of business, financial and market factors and consulted with accounting, legal and financial advisors. Some of the factors considered are listed in “Purpose of the Transaction” below. The Company believes that the Merger must be approved by stockholders owning at least a majority of the issued and outstanding shares of Company Common Stock under Nevada law. Therefore, in accordance with NRS 78.565, the sole director recommended that the stockholders approve the Merger.

Approval by Company Stockholders.  On January 24, 2011, stockholders owning at least a majority of the issued and outstanding shares of Company Common Stock approved the Merger.

REGULATORY APPROVALS

The Company’s obligations to consummate the transactions described above are subject to the Company and Keyser both first making all appropriate filings and obtaining all approvals required under applicable federal securities laws, including approval from the SEC.   The Company’s obligation to complete the transaction described herein is subject to the completion of (i) the filing and delivery of this Information Statement under Section 14 of the Securities Act and (ii) any related waiting periods.  The Company will complete the transactions as soon as possible after the 20th day following the initial mailing of the Information Statement to the stockholders of the Company. When all necessary approvals have been obtained, and all waiting periods have expired, the Company and Keyser intend to promptly cause the Articles of Merger to be filed in the Office of the Secretary of State of Nevada.

PURPOSE OF THE TRANSACTION

Reasons for Completing the Merger

Our Board of Directors believes it is in the best interests of the Company and its stockholders to complete the Merger, thereby effecting the sale of substantially all of the assets of the Company.  In reaching its decision, our sole director evaluated a variety of business, financial and market factors and consulted with our accounting, legal and financial advisors. Some of these factors were given more weight than others.  The primary purposes of the transactions identified by the management of the Company are as follows:

1.           The Company has exhausted all readily available sources of funding, leaving it with no current options to raise the funds to fund the Purchase Price as required under the Option Agreement. The Option Agreement requires that the Company pay $100,000 as the Purchase Price for the Option.  If the Company fails to pay the Purchase Price, then Desert Discoveries can terminate the Option Agreement and the Company would lose all of the payments made to date, which currently total $900,000, and the Option Agreement would have no value to the Company.

New World is willing to commit new funds to pay the Purchase Price, but has not been willing to loan the funds to or invest in the Company.  However, New World has made the necessary additional investment in Keyser, which would allow Keyser to complete the acquisition of the Assets under the Option Agreement.  By transferring the Option Agreement to Keyser, management believes that the Company will obtain value for its interests in the Option Agreement for its stockholders, in the form of the Merger Consideration. If the Company was forced to allow the Option to expire, the Company would lose the value of the Option Agreement completely, reflecting a loss of all its material assets.

2.            Desert Discoveries has consented to the transfer of the Option Agreement to Keyser.  Without the cooperation of Desert Discoveries, the Company could be forced to allow the Option to expire. The transfer of the Option Agreement to Keyser allows the Company to obtain some value from the Option Agreement.

3.           The transfer of the Option Agreement will allow the Company to pursue other interests without the burden of seeking financing to make the remaining payments under the Option Agreement. It is possible that the Company would be forced to declare bankruptcy if the Option Agreement expired, since the Company would have no other assets. Without the obligations enforced by the Option Agreement, the Company may seek other opportunities.

4.           After the Merger, the Company will hold the Merger Consideration (less the Warrant and the shares of Keyser Common Stock transferred to New World and Desert Discoveries as part of the redemption of their shares of Common Stock) as an asset of the Company. Moreover, the Company will have cash to pay its budgeted debts and liabilities over the next twelve months, which gives it time to evaluate its business alternatives.  The Company will also have a stream of revenues from the payment of the Promissory Note. In addition, the Company, as a shareholder of Keyser, will retain an indirect benefit from the Option Agreement.

For these reasons, the Board believes that it is in the best interests of the Company and its stockholders if the Company effects the transactions described herein. The Company will benefit from the cash available to the Company, and the release from obligations which it did not have the resources to satisfy. The Board of Directors has determined that the interests of the stockholders will be best served by increasing the resources available to the Company.

MATERIAL TAX CONSEQUENCES FOR STOCKHOLDERS

Federal Income Tax Consequences of the Merger for Company Stockholders.

The Company has been advised that for federal income tax purposes:

•	The Merger will be a taxable transaction to the Company;

•
Desert Discoveries and New World may have to consider tax consequences as a result of the redemption of their shares of Common Stock for securities of Keyser; however, these are considerations specific to Desert Discoveries and New World and are not applicable to other stockholders of the Company.

State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above.  YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE MERGER UNDER ALL APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER

The Company's management believes that the Merger will be accounted for as a derecognition of its subsidiary, TAEC, in exchange for Merger Consideration.

INTEREST OF CERTAIN PERSONS

Alvaro Vollmers has a substantial interest in the Merger, and the other transactions described herein.  Mr. Vollmers is the sole officer and director of the Company, and holds 10,500,000 shares, or 11.2%, of the issued and outstanding shares of its Common Stock. Mr. Vollmers is also the sole officer and director of Keyser. On November 17, 2010, Mr. Vollmers purchased 750,000 shares of Keyser Common Stock from its founder, Maurice Bidaux, in a private placement of unregistered equity securities. The purchase of the Keyser Common Stock was reported on a Current Report on Form 8-K filed by Keyser with the SEC on November 22, 2010. After the purchase of the shares, Mr. Vollmers appointed himself sole director and officer of Keyser. Finally, Mr. Vollmers is the sole officer and director of TAEC.

Mr. Vollmers approved the transactions described in this Schedule 14C in various capacities for the Company, Keyser and TAEC, as follows:

The Company:   Mr. Vollmers approved the transactions described herein in his capacity as sole director of the Company, by written consent in lieu of a special meeting. He also signed the Written Consent of a Majority in Interest of the Stockholders, along with three other stockholders, approving the merger of TAEC with and into Keyser.

TAEC:  Mr. Vollmers was the incorporator and initial stockholder of TAEC.  He transferred all of his shares of TAEC Common Stock, representing all of the issued and outstanding shares of TAEC, to the Company on or about November 17, 2010. Mr. Vollmers, as an officer of the Company acting in its capacity as the sole stockholder of TAEC, executed the written consent that approved the Merger of TAEC with and into Keyser.

Keyser: As the sole director of Keyser, Mr. Vollmers executed the written consent that approved the Merger. As a stockholder, Mr. Vollmers, along with one other stockholder, executed the written consent of the stockholders that approved the Merger.

After the Merger, Mr. Vollmers will continue to be a stockholder of both the Company and Keyser. He will also continue to be sole officer and director of both companies, until such time as his successor is elected and qualified.

 STOCKHOLDER APPROVAL

General

On January 3, 2011, the record date for determination of the stockholders entitled to receive this Information Statement, there were 93,637,500 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

The Company needed the affirmative vote of at least a majority of the outstanding shares of our Common Stock, or 46,818,751 shares to approve the actions contemplated herein.  The Company’s Board of Directors, acting by written consent in lieu of a special meeting, adopted a resolution approving the Agreement and Plan of Merger, the redemption transaction involving Desert Discoveries and New World, and the consummation of all transactions related thereto as described herein.  By action of written consent, dated January 24, 2011, our majority stockholders who own 57,937,500 shares, or 61.9% of the issued and outstanding shares of our common stock, ratified and approved all of these actions.

Effective Date of the Contribution and Merger

The proposals discussed above will be completed by the Company as soon as possible following the 20th day after this Information Statement is first mailed to our stockholders.

Dissenters' Rights

Stockholders of the Company do not have the statutory right to dissent and obtain an appraisal of their shares under Nevada law in connection with the transactions discussed above.

Abandonment

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval, by the consent of the Board of Directors of TAEC and the Board of Directors of Keyser.

Security Ownership Of Certain Beneficial Owners And Management Following The Proposed Transactions

The following table sets forth certain information regarding beneficial ownership of the Company Common Stock as of January 3, 2011, but giving effect to the transactions described in this Schedule 14C, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group.  Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his or its shares.

COMMON STOCK
Name	Shares Beneficially Owned (1)	Percent of Class (2)

Alvaro Vollmers	10,500,000	13.5%
John Graham Rhoden	31,500,000	40.5%

All Executive Officers and Directors as a Group (1 person)(1,2)	10,500,000	13.5%	0.0%
____________________________

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.

(2)
Reflects the number of shares outstanding on January 3, 2011, and with respect to the percentage calculated for each individual stockholder or group of stockholders, it is assumed that such stockholder or group exercises all of the stock options owned by such individual or group that are exercisable currently or within 60 days of  such date.

Changes in Control

Effective January 4, 2010,  Dzvenyslava Protskiv resigned from her positions as President, Treasurer, and the sole member of the Board of Directors of the Company, which was then named “Oreon Rental Corporation” (“Oreon”). To the knowledge of the executive officers of Oreon, Ms. Protskiv’s resignation was not due to any disagreement with Oreon on any matter relating to the operations, policies or practices of Oreon.

The shareholders owning at least a majority of the issued and outstanding shares of Common Stock of Oreon accepted Ms. Protskiv’s resignation and elected Alvaro Vollmers to serve as her replacement as the sole director of Oreon, effective on January 4, 2010. Mr. Vollmers subsequently appointed himself to serve as the President, Treasurer, and Secretary of Oreon, and removed any other officers of Oreon, effective as of January 4, 2010.

FINANCIAL AND OTHER INFORMATION

The financial statements of the Company for the period ending July 31, 2010, were filed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, a copy of which is being sent to all of the Company’s stockholders along with this Information Statement.  These statements were prepared by the Company's management.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS.

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered.  A stockholder may mail a written request to American Liberty Petroleum Corp., Attention: Secretary, 4900 California Ave., Tower B-120, Bakersfield, CA 93309, or call (661) 377-2911, to request:

•	a separate copy of this Information Statement;
•	a separate copy of Information Statements in the future; or
•	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the SEC.  Accordingly, we are required to file current reports with the SEC including annual reports, quarterly reports, proxy or information statements, and current reports as required by SEC rules.  All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC's EDGAR system at http://www.sec.gov.  We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement.  Requests should be directed to Alvaro Vollmers, our President. In addition, you may inspect without charge, and copy all materials that we file with the SEC, at the public reference room maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549.  Copies of these materials may also be obtained at prescribed rates by calling the SEC public reference room at 1-800-SEC-0330.